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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): March 25, 2008


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)     File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
   (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.02     Termination of a Material Definitive Agreement

         Ingen Technologies, Inc. ("Company") has reviewed the sales progress of Invacare Supply Group, Inc. ("ISG") between August 1, 2007 and March 15, 2008; and as such it has been determined that due to the oxygen providers reimbursements cuts, equipment ownership transfers to patients and competitive bidding with home oxygen therapy, that it would be in the best interest of the Company to sell direct to the patients through hospital respiratory therapy, pulmonology facilities and COPD (coronary pulmonary disease) support organizations. The Company has requested ISG to terminate its Oxyview(TM) distribution contract and ISG complied by letter dated March 25, 2008. This agreement was entered into in August of 2007 and reported by the registrant in a Form 8-K filed on August 22, 2007. The termination letter invokes Section 1(b) of the contract, setting a final termination date of June 30, 2008 (unless moved forward by mutual consent). The letter also states that ISG will not be purchasing any further "Ingen Oxyview product."

9.01   Financial Statements and Exhibits.

(d) Exhibits.

      EXHIBIT NO.             DESCRIPTION

         99.1 Letter dated March 25, 2008 from Invacare Supply Group, Inc.'s Vice President Doug Harper to Ingen Technologies, Inc.'s CEO terminating the Oxyview distribution contract of August, 2007.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 1, 2008              Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman